As filed with the Securities and Exchange Commission on November 1, 2007

Registration Statement No. 333-__________
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

iCAD, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	02-0377419
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

98 Spit Brook Road, Suite 100
Nashua, New Hampshire 03062
(603) 882-5200
(Address, including zip code, and telephone number, including area code of
Registrant’s principal executive offices)

Kenneth M. Ferry
President and Chief Executive Officer
iCAD, Inc.
98 Spit Brook Road, Suite 100
Nashua, New Hampshire 03062
(603) 882-5200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
David A. Broadwin, Esq. John D. Hancock, Esq. Foley Hoag LLP 155 Seaport Boulevard Boston, Massachusetts 02210
(617) 832-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ] _____________
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common stock, par value $.01 per share	$75,000,000	$2,303

(1)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933 solely for the purpose of calculating the registration fee.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

Subject to completion, dated November 1, 2007

PROSPECTUS

iCAD, Inc.

$75,000,000

Common Stock

By this prospectus, we may offer up to $75,000,000 of our common stock from time to time. We may offer the common stock to or through underwriters or dealers, through agents or directly to investors. We will provide a prospectus supplement each time we offer common stock. The prospectus supplement will inform you about the specific terms of an offering and may also supplement, update or change the information in this prospectus.

This prospectus may not be used to complete sales of common stock unless it is accompanied by a prospectus supplement.

Our common stock trades on the NASDAQ Capital Market under the symbol “ICAD.” The last reported sale price of our common stock on the NASDAQ Capital Market on October 31, 2007 was $3.09 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 3 for a discussion of certain factors that you should consider before you invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Unless the context otherwise requires, all references to “iCAD,” “we,” “our,” “us” or “our company” in this prospectus refer to iCAD, Inc., a Delaware corporation and its subsidiaries.
___________

The date of this prospectus is ___________, 2007.

Table of Contents

PROSPECTUS SUMMARY	1
RISK FACTORS	3
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	5
HOW WE INTEND TO USE THE PROCEEDS	5
DESCRIPTION OF CAPITAL STOCK	6
PLAN OF DISTRIBUTION	9
WHERE YOU CAN FIND MORE INFORMATION	12
EXPERTS	13
LEGAL MATTERS	13

___________

You should rely only on the information contained in this prospectus, in any applicable prospectus supplement and in the documents incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where their offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only at the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the front cover of this prospectus.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, and reference is made to the actual documents filed with the United States Securities and Exchange Commission, or SEC, for complete information. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

iCAD is a trademark of iCAD, Inc., and is registered in the U.S.A. This prospectus may also include trademarks of companies other than iCAD.

PROSPECTUS SUMMARY

This summary is a brief discussion of material information contained in, or incorporated by reference into, this prospectus as further described below under “Where You Can Find More Information.” This summary does not contain all of the information that you should consider before investing in the shares of our common stock being offered by this prospectus. We urge you to read carefully this entire prospectus, the documents incorporated by reference into this prospectus and all applicable prospectus supplements relating to our common stock before making an investment decision.

About this Prospectus

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may sell up to $75,000,000 of common stock in one or more offerings on a delayed or continuous basis.

This prospectus provides a general description of the common stock we may offer. Each time we offer common stock, we will provide a prospectus supplement that will contain specific information about the terms of the offering. The prospectus supplement may also supplement, update or change the information in this prospectus. In that event, the information in the prospectus supplement will supersede the information in this prospectus.

This prospectus and the applicable prospectus supplement will include all material information regarding an offering. This prospectus may not be used to complete sales of common stock unless it is accompanied by a prospectus supplement. You should read this prospectus, the applicable prospectus supplement and the additional information described under the heading “Where You Can Find More Information” beginning on page 12.

About iCAD, Inc.

iCAD is an industry-leading provider of computer aided detection, or CAD, solutions that enable radiologists and other healthcare professionals to better serve patients by identifying pathologies and pinpointing cancer earlier. Early detection of cancer is the key to better prognosis, less invasive and lower treatment costs, and higher survival rates. Performed as an adjunct to mammography screening, CAD has quickly become a standard of care in breast cancer detection, helping radiologists improve clinical outcomes while enhancing workflow. CAD for mammography screening is also reimbursable in the United States under federal and most third-party insurance programs. Since receiving FDA approval for our first breast cancer detection product in January 2002, over eighteen hundred of our CAD systems have been placed in mammography practices worldwide.

Our advanced pattern recognition technology analyzes images to identify patterns and then uses sophisticated mathematical analysis to mark suspicious areas. Our CAD systems include proprietary algorithm technology together with standard computer and display equipment. Our CAD systems for the film-based mammography market also include a radiographic film digitizer that utilizes our proprietary technology for the digitization of film-based medical images.

We are currently engaged in the development of a CAD product to support detection of colonic polyps in conjunction with CT colonography or virtual colonography, known as CTC. CAD for CTC is a natural extension of our core competencies in image analysis and image processing. We expect that our systems will likely be offered in conjunction with third-party display workstations and PACS vendors. We expect to begin field testing the product in the second half of 2008. The use of the product within the United States will require the approval of the Food and Drug Administration. Consequently, the timing of any commercial release for sale of this product in the United States is uncertain.

We were incorporated in Delaware in 1984 under the name Howtek, Inc. and changed our name to iCAD, Inc. in June 2002. Our principal executive offices are located at 98 Spit Brook Road, Suite 100, Nashua, New Hampshire 03062. We have manufacturing and contract manufacturing facilities in New Hampshire and Massachusetts and a research and development facility in Ohio. Our telephone number is (603) 882-5200, and our website is www.icadmed.com. The information on our website is not part of this prospectus. Our common stock is listed on the NASDAQ Capital Market under the symbol “ICAD.”

RISK FACTORS

Investing in our common stock involves a high degree of risk. In addition to the risks detailed below, please see the risk factors described under the heading “Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2006, which is incorporated by reference in this prospectus.

Before making an investment decision, you should carefully consider these risks as well as the other information we include or incorporate by reference in this prospectus, including our consolidated financial statements and the related notes. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties of which we are unaware or that we currently deem immaterial may also adversely affect our business operations. If any of these risks materialize, the trading price of our common stock could fall and you might lose all or part of your investment.

This section includes or refers to forward-looking statements. Please see “Special Note Regarding Forward-Looking Statements” beginning on page 5 for an explanation of the qualifications and limitations on such forward-looking statements.

Risks Related to a Common Stock Offering

Management will have broad discretion over the use of proceeds of an offering pursuant to this prospectus and could apply the proceeds to uses that do not increase our market value or improve our operating results.

Management will have broad discretion over the use of proceeds of an offering pursuant to this prospectus. Management could use proceeds for acquisitions of assets, businesses or securities, repayment of debt and capital expenditures and for working capital.

We have not reserved or allocated any proceeds for any specific purpose. We may use our proceeds for purposes that do not result in any increase in our market value or improve our results of operations.

The market price of our common stock is volatile.

Our common stock has experienced and may continue to experience significant price and volume fluctuations. This market volatility could reduce the market price of our common stock without regard to our operating performance. In addition, the trading price of our common stock could change significantly in response to actual or anticipated variations in our quarterly operating results, announcements by us or our competitors, factors affecting the medical imaging industry generally, changes in national or regional economic conditions, changes in securities analysts' estimates for our performance, the performance of our competitors or our industry or general market conditions, making it more difficult for shares of our common stock to be sold at a favorable price or at all. The market price of our common stock could also be reduced by general market price declines or market volatility or declines or volatility in the prices of stocks for companies in our industry.

The sale of a substantial number of shares of our common stock could depress the price of our common stock. As a result, you may lose all or part of your investment.

Our common stock is thinly traded, and the sale of a significant number of shares of our common stock pursuant to this prospectus could cause our stock price to decline. The downward pressure on our stock price caused by the sale of a significant number of shares of common stock could allow short sellers an opportunity to take advantage of any decrease in the value of our common stock. The presence of short sellers in our common stock may further depress the price of our common stock.

We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general, and the NASDAQ Capital Market and the market for medical device companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Further, the market prices of securities of medical device companies have been particularly volatile. Factors contributing to this volatility include domestic and foreign government actions with respect to the regulation of medical devices and third-party reimbursement matters, changes in domestic and foreign healthcare policies, and changes in the condition of the medical device industry generally. These broad market and industry factors could significantly reduce the market price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. We may become involved in this type of litigation in the future. Litigation is often expensive and diverts management’s attention and resources, which could materially harm our business, results of operations and financial condition.

Securities analysts may not continue to provide coverage of our common stock or may issue negative reports, either of which could reduce the market price of our common stock.

Securities analysts may not continue to provide research coverage of our common stock. If securities analysts do not cover our common stock, the lack of research coverage may cause the market price of our common stock to decline. The trading market for our common stock may be affected in part by the research and reports that industry or financial analysts publish about our business. If one or more of the analysts who cover us downgrades our stock, our stock price would likely decline rapidly. If one or more of these analysts ceases to cover us, we could lose visibility in the market, which in turn could cause our stock price to decline. It may be difficult for companies such as ours, with smaller market capitalizations, to attract independent financial analysts that will cover our common stock. Limited research coverage could have a negative effect on the market price of our stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus contains such “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be made directly in this prospectus, and they may also be made a part of this prospectus by reference to other documents filed with the SEC, which is known as “incorporation by reference.”

Words such as “may,” “anticipate,” “estimate,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance used in connection with any discussion of future operating or financial performance identify forward-looking statements. All forward-looking statements are management’s present expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks include, but are not limited to, the risks and uncertainties set forth in “Risk Factors,” beginning on page 3 of this prospectus, as well as those set forth in our other SEC filings incorporated by reference herein.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated by reference might not occur. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

HOW WE INTEND TO USE THE PROCEEDS

We intend to use the net proceeds from any sale of shares of our common stock for general corporate purposes, including, without limitation, for making acquisitions of assets, businesses or securities, repayment of debt or capital expenditures and for working capital. When particular shares are offered, the prospectus supplement relating to those shares will set forth our intended use of the net proceeds we receive from the sale of those shares. Pending the application of the net proceeds of any sale, we intend to invest our net proceeds in short-term, investment-grade securities, interest-bearing securities or guaranteed obligations of the United States or its agencies.

Based upon our historical and anticipated future growth and our financial needs, we may engage in additional financings of a character and amount that we determine as the need arises.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 85,000,000 shares of common stock, par value $0.01 per share, and 1,000,000 shares of undesignated preferred stock, par value $0.01 per share. The following summary description of our capital stock is qualified by reference to our certificate of incorporation and by-laws, which are incorporated by reference into this document.

Common Stock

Our board of directors is authorized to issue, without further stockholder approval, up to 85,000,000 shares of common stock. Holders of our common stock are entitled to one vote per share for each share held of record on all matters submitted to a vote of our stockholders. There are no cumulative voting rights. Subject to the preferences applicable to the holders of our preferred stock outstanding from time to time, the holders of common stock are entitled to receive whatever lawful dividends the board of directors may declare. In the event of a liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, and subject to the preferences applicable to the holders of our preferred stock outstanding from time to time, the holders of common stock will be entitled to receive pro rata all of our remaining assets available for distribution to our stockholders. Our common stock has no preemptive, redemption, conversion or subscription rights.

Undesignated Preferred Stock

Subject to limitations prescribed by Delaware law, our board of directors is authorized to issue, without further stockholder approval, up to an aggregate of 1,000,000 shares of preferred stock in one or more series. Subject to limitations prescribed by Delaware law, our board of directors is authorized to establish the number of shares to be included in each series and to fix the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of any series, including, but not limited to, the dividend rights, dividend rates, conversion rights, voting rights, preemptive rights, redemption terms, redemption prices and liquidation preferences. Our board of directors is authorized to issue preferred stock with voting, conversion and other rights and preferences that could adversely affect the voting power or other rights of the holders of common stock.

Limitation of Liability and Indemnification

Our certificate of incorporation provides that no member of our board of directors shall be personally liable to us or to our stockholders for monetary damages for breach of fiduciary duty as a director, but this provision does not eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to us or our stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for the unlawful payment of dividends or distributions with respect to, or repurchases or redemptions of, our capital stock, or (d) for any transaction from which the director derived an improper personal benefit.

Our certificate of incorporation also provides for the indemnification of our directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, including circumstances in which indemnification is otherwise discretionary. In addition, we have entered into indemnification agreements with each of our directors and executive officers providing for indemnification and advancement of expenses to the fullest extent permitted by law. A principal effect of these provisions is to limit or eliminate in most situations the potential liability of our directors for monetary damages arising from breaches of their duty of care. These provisions may also shield directors from liability under federal and state securities laws.

Officers, directors or other persons controlling us may be entitled under these indemnification provisions to indemnification for liabilities arising under the Securities Act of 1933. We have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Effects of our Certificate of Incorporation, By-Laws and Delaware Law

Provisions of Delaware law and our certificate of incorporation and by-laws could make it more difficult to acquire us by means of a tender offer, a proxy contest, open market purchases or otherwise. These provisions, summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Law

We must comply with Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to an interested stockholder. An “interested stockholder” includes a person who, together with affiliates and associates, owns, or did own within three years before the determination of interested stockholder status, 15% or more of the corporation’s voting stock. The existence of this provision generally will have an anti-takeover effect for transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Undesignated Preferred Stock

The authorization of our undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and may adversely affect the market price of the common stock.

Number of Directors

Our certificate of incorporation provides that the number of directors shall be fixed only by resolution of our board of directors from time to time. This provision may limit the ability of our stockholders to enlarge the board and add new directors.

Special Meetings of Stockholders

Our by-laws provide that special meetings of our stockholders may be called by our board of directors or our president or by our secretary at the written request of the holders of record of a majority of our outstanding shares entitled to vote at a meeting of stockholders. Moreover, only business related to the purposes specified in the notice of the special meeting may be conducted at the meeting. These provisions may limit the ability of our stockholders to call a special meeting of stockholders or to conduct business at any special meeting.

PLAN OF DISTRIBUTION

We may offer shares of common stock:

•	to or through underwriters or duly registered dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of these methods.

We may offer our common stock for sale in one or more transactions, including block transactions, at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such market prices, or at prices determined on a negotiated or competitive bid basis. Each time we offer common stock, we will provide a prospectus supplement that will contain specific information about the terms of the offering, including the following:

•	the names of any underwriters, dealers or agents;

•	the material terms of the distribution, including the number of shares to be sold;

•	any over-allotment option under which underwriters may purchase additional shares of common stock;

•	any initial public offering price and the proceeds we will receive from the sale;

•	any underwriting discounts and commissions, as well as any other items constituting underwriters' compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	the nature of any transaction by any underwriter, dealer or agent during the offering that is intended to stabilize or maintain the market price of our common stock.

We may use underwriters, dealers or agents with whom we have a material relationship. We will describe the nature of any such relationship in the applicable prospectus supplement.

Sale through Underwriters or Dealers

We may sell shares of common stock through underwriters, either through underwriting syndicates represented by one or more managing underwriters or through underwriters without a syndicate. The underwriters will acquire the shares of common stock for their own account and may resell the shares from time to time in one or more transactions, including negotiated transactions. Unless otherwise described in the applicable prospectus supplement, the obligations of the underwriters to purchase common stock will be subject to conditions stated in the applicable underwriting agreement, and the underwriters will be obligated to purchase all the shares of common stock if any are purchased. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers for whom they may act as agent.

Underwriters may sell the shares of common stock to or through dealers. These dealers may receive compensation in the form of discounts, commissions or concessions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may sell shares of common stock directly to dealers as principals. The dealers may then resell such common stock to the public at varying prices which they determine at the time of resale. We will describe in the applicable prospectus supplement the terms of any such transaction.

Underwriters, dealers and agents that participate in the distribution of our common stock may be underwriters as defined in the Securities Act of 1933, and any discounts or commissions they receive from us, as well as any profit on their resale of our common stock, may be treated as underwriting compensation under the Securities Act.

Sale through Agents

We may sell shares of common stock through agents that we designate from time to time. We will identify in the applicable prospectus supplement the name of any agent involved in the offer or sale of the shares of common stock for which the prospectus supplement is delivered and will disclose any commissions we may pay to that agent. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a reasonable efforts basis for the period of its appointment.

Direct Sales

We may sell shares of common stock directly to one or more investors without using underwriters, dealers or agents. These investors may be underwriters as defined in the Securities Act of 1933 with respect to any sale of that common stock.

Indemnification

We may agree to indemnify underwriters, dealers and agents against civil liabilities arising out of this prospectus and any applicable prospectus supplement, including liabilities under the Securities Act of 1933, and to contribute to payments which the underwriters, dealers and agents may be required to make relating to those liabilities.

Delayed Delivery Contracts

We may authorize underwriters or agents to solicit offers by institutional investors to purchase shares of common stock under contracts providing for payment and delivery on a future date. We will describe in the applicable prospectus supplement the conditions to these contracts and the commissions we may pay for solicitation of these contracts. Unless otherwise indicated in the applicable prospectus supplement, any underwriters or agents soliciting these contracts will have no responsibility for the validity or performance of any such contract.

Stabilization Activities

In order to facilitate the offering of shares of our common stock, any underwriters or agents, as the case may be, involved in the offering of such shares may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. These transactions may be effected on the NASDAQ Capital Market or otherwise. Specifically, the underwriters or agents, as the case may be, may over-allot in connection with the offering, creating a short position in such common stock for their own account. In addition, to cover over-allotments or to stabilize the price of our common stock, the underwriters or agents, as the case may be, may bid for, and purchase, shares of our common stock in the open market. Finally, in any offering of shares of our common stock through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a dealer for distributing such shares in the offering if the syndicate repurchases previously distributed shares in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of our common stock above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities and may end any of these activities at any time.

Passive Market Making

Any underwriters who are qualified market makers on the NASDAQ Capital Market may engage in passive market-making transactions in our common stock on the NASDAQ Capital Market in accordance with Rule 103 of Regulation M before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded.

NASDAQ Marketplace Rules

Our common stock is listed on the NASDAQ Capital Market, and we are therefore subject to the NASDAQ Marketplace Rules. Under NASDAQ Marketplace Rule 4350(i), we must obtain stockholder approval before issuing shares of our common stock (or securities convertible into or exercisable for common stock) in an amount equal to 20% or more of our common stock, or 20% or more of the voting power, outstanding before the issuance at a price less than the greater of book or market value of our common stock. We must also obtain stockholder approval before issuing securities when the issuance would result in a change of control. We will not issue any shares under this prospectus without first complying with the NASDAQ Marketplace Rules that may apply to such issuance.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file annual reports, quarterly reports, current reports, proxy statements and other information with the SEC. You may read and copy any of our SEC filings at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room. Our SEC filings are also available to the public on the SEC’s web site at www.sec.gov.

Our principal internet address is www.icadmed.com. Information contained on our website is not incorporated by reference into this prospectus and, therefore, is not part of this prospectus or any accompanying prospectus supplement.

Information Incorporated by Reference

The SEC allows us to “incorporate by reference” information from some of our other SEC filings. This means that we can disclose information to you by referring you to those other filings, and the information incorporated by reference is considered to be part of this prospectus. In addition, some information that we file with the SEC after the date of this prospectus will automatically update, and in some cases supersede, the information contained or otherwise incorporated by reference in this prospectus. The following documents, which we filed with the SEC, are incorporated by reference in this registration statement:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2006, which was filed on March 22, 2007, as amended on Form 10-K/A filed April 30, 2007;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, which was filed on May 15, 2007;

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, which was filed on August 14, 2007;

•	Current Report on Form 8-K, event date January 25, 2007, which was filed on January 31, 2007;

•	Current Report on Form 8-K, event date March 1, 2007, which was filed on March 7, 2007;

•	Current Report on Form 8-K, event date May 17, 2007, which was filed on May 23, 2007;

•	Current Report on Form 8-K, event date May 23, 2007, which was filed on May 30, 2007;

•	Current Report on Form 8-K, event date June 4, 2007, which was filed on June 7, 2007;

•	Current Report on Form 8-K, event date July 18, 2007, which was filed on July 23, 2007;

•	Current Report on Form 8-K, event date October 25, 2007, which was filed on October 30, 2007; and

•	the description of our common stock contained in our registration statement on Form 8-A, and all amendments and reports updating such description.

We also incorporate by reference into this prospectus all documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended, or Exchange Act, either (1) after the initial filing of this prospectus and before the date the registration statement is declared effective or (2) after the date of this prospectus and before we stop offering the securities described in this prospectus. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements. Pursuant to General Instruction B of Form 8-K, any information submitted under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K is not deemed to be “filed” for the purpose of Section 18 of the Exchange Act, and we are not subject to the liabilities of Section 18 with respect to information submitted under Item 2.02 or Item 7.01 of Form 8-K. We are not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of Form 8-K into any filing under the Securities Act or the Exchange Act or into this prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

You may request copies of these filings, at no cost, by writing to or calling Investor Relations at:

iCAD, Inc.
98 Spit Brook Road, Suite 100
Nashua, New Hampshire 03062
Telephone: (603) 882-5200
Attention: Darlene Deptula-Hicks

EXPERTS

The financial statements and accompanying schedule, and management’s report on the effectiveness of internal control over financial reporting as of December 31, 2006, incorporated by reference in the prospectus constituting a part of this registration statement on Form S-3, have been audited by BDO Seidman, LLP, an independent registered public accounting firm, to the extent, and for the periods set forth in their reports incorporated herein by reference, and are incorporated herein in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Unless otherwise indicated in the prospectus supplement, the validity of the shares of common stock offered hereby will be passed upon for us by Foley Hoag LLP, Boston, Massachusetts.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table (all amounts except the registration fee are estimated):

Registration fee—Securities and Exchange Commission	$2,303
NASDAQ Capital Market listing fee	$65,000
Printing and engraving expenses	$10,000
Transfer agent fees	$5,000
Accounting fees and expenses	$15,000
Legal fees and expenses	$35,000
Miscellaneous	$12,697

TOTAL	$145,000

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of expenses, including attorneys’ fees but excluding judgments, fines and amounts paid in settlement, actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit, and with the further limitation that in these actions, no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of the person’s duties to the corporation, unless a court believes that in light of all the circumstances indemnification should apply.

We have entered into indemnification agreements with each of our directors and officers. Generally, these agreements attempt to provide the maximum protection permitted by Delaware law with respect of indemnification. The indemnification agreements provided that we will pay certain amounts incurred in connection with any action, suit, investigation or proceeding arising out of or relating to the performance of services by the director or officer, or by acting as a director, officer or employee. Our certificate of incorporation and by-laws provide similar indemnification for directors and officers.

Section 145(g) of the Delaware General Corporation Law provides that a corporation shall have the power to purchase and maintain insurance on behalf of its officers, directors, employees and agents against any liability asserted against and incurred by such persons in any such capacity.

Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware regarding the unlawful payment of dividends or distributions with respect to, or repurchases or redemptions of, our capital stock, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

Pursuant to the Delaware General Corporation Law, Article IX of our certificate of incorporation provides that no member of our board of directors shall be personally liable to us or to our stockholders for monetary damages for breach of fiduciary duty as a director, except for breach of the duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct, for improper dividends or distributions with respect to, or repurchases or redemptions of, our capital stock, or for any transaction from which the director derived an improper personal benefit.

Item 16. Exhibits.

Exhibit No.		Description

4.1	—	Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3(i) to our Form 10-Q for the quarterly period ended June 30, 2007)
4.2	—	Bylaws (incorporated by reference to Exhibit 3 to our Form 10-Q for the quarterly period ended March 31, 2006)
*4.3	—	Specimen Certificate of Common Stock
*5.1	—	Opinion of Foley Hoag LLP
*23.1	—	Consent of BDO Seidman, LLP
*23.2	—	Consent of Foley Hoag LLP (included in Exhibit 5.1)
*24.1	—	Power of Attorney (contained on signature page)
___________
*	Filed herewith.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashua, State of New Hampshire, on November 1, 2007.

ICAD, INC.

By:	/s/ Kenneth M. Ferry
Kenneth M. Ferry
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of iCAD, Inc., hereby severally constitute and appoint Kenneth M. Ferry and Darlene M. Deptula-Hicks, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kenneth M. Ferry Kenneth M. Ferry	President, Chief Executive Officer and Director (Principal Executive Officer)	November 1, 2007

/s/ Darlene M. Deptula-Hicks Darlene M. Deptula-Hicks	Executive Vice President of Finance and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 1, 2007

/s/ James Harlan James Harlan	Director	November 1, 2007

/s/ Maha Sallam Maha Sallam, PhD	Director	November 1, 2007

/s/ Elliot Sussman Elliot Sussman, M.D.	Director	November 1, 2007

/s/ Lawrence Howard Lawrence Howard, M.D.	Director	November 1, 2007

/s/ Rachel Brem Rachel Brem, M.D.	Director	November 1, 2007

/s/ Steven Rappaport Steven Rappaport	Director	November 1, 2007

EXHIBIT INDEX

Exhibit No.		Description

4.1	—	Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3(i) to our Form 10-Q for the quarterly period ended June 30, 2007)
4.2	—	Bylaws (incorporated by reference to Exhibit 3 to our Form 10-Q for the quarterly period ended March 31, 2006)
*4.3	—	Specimen Certificate of Common Stock
*5.1	—	Opinion of Foley Hoag LLP
*23.1	—	Consent of BDO Seidman, LLP
*23.2	—	Consent of Foley Hoag LLP (included in Exhibit 5.1)
*24.1	—	Power of Attorney (contained on signature page)
___________
*	Filed herewith.